Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Reservoir Media, Inc. (formerly known as Roth CH Acquisition II Co. (“ROCC”)), a Delaware corporation (“RMI”), Reservoir Holdings, Inc., a Delaware corporation (“Reservoir”), and Tommy Boy Music, LLC, a Delaware limited liability company (“Tommy Boy”), adjusted to give effect to (i) the consummation of (x) the acquisition of Reservoir pursuant to the agreement and plan of merger, dated as of April 14, 2021 (the “Merger Agreement”), by and among RMI, Roth CH II Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ROCC (“Merger Sub”), and Reservoir, pursuant to which Merger Sub was merged with and into Reservoir and, as a result, the separate corporate existence of Merger Sub ceased and Reservoir survived the merger as a wholly-owned subsidiary of ROCC (the “Business Combination”), and (y) the related private investment in public equity transaction (the “PIPE Investment”) and the (ii) the consummation of the acquisition of Tommy Boy (the “Tommy Boy Acquisition”) pursuant to a membership interest purchase agreement, dated as of June 2, 2021 (the “Tommy Boy Purchase Agreement”). Unless the context otherwise requires, references to “RMI” mean (i) Reservoir Media, Inc., a Delaware corporation, and its consolidated subsidiaries following the consummation of the Business Combination and (ii) Roth CH Acquisition II Co., a Delaware corporation, and its subsidiaries prior to the consummation of the Business Combination.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Reservoir, the historical balance sheets of ROCC and the historical balance sheet of Tommy Boy on a pro forma basis as if the Business Combination, the PIPE Investment and the Tommy Boy Acquisition had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 combines the historical statement of operations of Reservoir for the year ended March 31, 2021, the historical statement of operations of ROCC for the year ended December 31, 2020 and the historical statement of operations of Tommy Boy for the year ended December 31, 2020 on a pro forma basis as if the Business Combination, the PIPE Investment and the Tommy Boy Acquisition had been consummated on April 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been prepared from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated financial statements of Reservoir as of and for the year ended March 31, 2021 and the related notes;

•	the historical unaudited condensed balance sheet of ROCC as of March 31, 2021 and the related notes;

•	the historical audited financial statements of ROCC as of and for the year ended December 31, 2020 and the related notes;

•	the historical unaudited condensed balance sheet of Tommy Boy as of March 31, 2021; and

•	the historical audited financial statements of Tommy Boy as of and for the year ended December 31, 2020 and the related notes.

Pursuant to RMI’s amended and restated certificate of incorporation as in effect immediately prior to the consummation of the Business Combination, RMI provided the holders of the shares of common stock, par value $0.0001 per share, of RMI (the “RMI Common Stock”) acquired in RMI’s initial public offering consummated in December 2020 (the “Public Shares”) with the opportunity to have their Public Shares redeemed in connection with the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (which interest was net of taxes payable), divided by the number of the then outstanding Public Shares, subject to certain limitations.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination was accounted for as a reverse recapitalization in accordance with the generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, Reservoir is treated as the acquirer and RMI is treated as the acquired company for financial statement reporting purposes. Reservoir was determined to be the accounting acquirer primarily based on the fact, that subsequent to the consummation of the Business Combination, former stockholders of Reservoir have a majority of the voting power of RMI, Reservoir comprises all of the ongoing operations of RMI, Reservoir controls a majority of the governing body of RMI and Reservoir’s senior management comprises all of the senior management of RMI.

The unaudited pro forma condensed combined financial information below reflects the 10,295,452 Public Shares that were redeemed in connection with the consummation of the Business Combination, resulting in an aggregate payment of $102.97 million out of the trust account, at a redemption price of approximately $10.00 per Public Share.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the PIPE Investment and the Tommy Boy Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of RMI.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

(in dollars)

	Historical	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.	Tommy Boy Music, LLC
	March 31, 2021 (A)	March 31, 2021 (B)	March 31, 2021 (C)	Transaction Accounting Adjustments		Note	Pro Forma Combined Company
ASSETS
Current Assets:
Cash and cash equivalents	$9,209,920	$549,040	$1,534,005	$	―		$66,235,893
Cash and cash equivalents	―	―	―		12,043,833	5(c)	―
Cash and cash equivalents	―	―	―		144,235,000	5(d)	―
Cash and cash equivalents	―	―	―		(101,335,905)	5(h)	―
Accounts receivable, net	15,813,384	―	―		―		15,813,384
Current portion of royalty advances	12,840,855	―	328,313		―		13,169,168
Inventory and prepaid expenses	1,406,379	380,555	1,348,959		―		3,135,893
Total current assets	39,270,538	929,595	3,211,277		54,942,928		98,354,338

Cash and marketable securities held in Trust Account	―	115,012,821	―		(115,012,821)	5(c)	―
Property, plant and equipment, net	321,766	―	13,785		(13,785)	5(i)	321,766
Intangible assets, net	393,238,010	―	7,315,173		90,762,743	5(j)	491,315,926
Royalty advances, net of current portion	28,741,225	―	2,747,491		―		31,488,716
Investment in equity affiliate	1,591,179	―	―		―		1,591,179
Other assets	781,735	―	61,500		―		843,235
Total assets	$463,944,453	$115,942,416	$13,349,226		$30,679,065		$623,915,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,316,768	$125,034	$957,292		$13,875,000	5(f)	$18,274,094
Amounts due to related parties	290,172	―	―		―		290,172
Accrued payroll	1,634,852	―	29,019		―		1,663,871
Royalties payable	14,656,566	―	1,727,908		―		16,384,474
Other current liabilities	2,615,488	―	―		―		2,615,488
Current portion of loans and secured notes payable	1,000,000	―	―		(1,000,000)	5(e)	―
Income taxes payable	533,495	―	48,060		―		581,555
Deferred revenue	1,337,987	―	―		―		1,337,987
Total current liabilities	25,385,328	125,034	2,762,279		12,875,000		41,147,641

Long-term debt, net of current maturities	17,500,000	―	3,338,624		(17,500,000)	5(e)	―
Long-term debt, net of current maturities	―	―	―		(3,338,624)	5(k)	―
Debt issue cost, net	(3,058,973)	―	―		―		(3,058,973)
Secured line of credit	197,090,848	―	―		18,500,000	5(e)	215,590,848
Fair value of swaps	4,566,537	―	―		―		4,566,537
Deferred income taxes	19,735,537	―	―		―		19,735,537
Warrant liabilities	―	178,750	―		―		178,750
Other liabilities	6,739,971	―	―		―		6,739,971
Total liabilities	267,959,248	303,784	6,100,903		10,536,376		284,900,311

Commitments and Contingencies
Common stock subject to possible redemption	―	110,638,630	―		(110,638,630)	5(c)	―

Stockholders’ Equity:
Common stock	―	359	―		―		359
Common stock	1	―	―		4,470	5(b)	4,471
Common stock	―	―	―		77	5(c)	77
Common stock	―	―	―		1,500	5(d)	1,500
Preferred stock	81,632,500	―	―		(81,632,500)	5(a)	―
Additional paid-in capital	―	5,370,137	―		―		5,370,137
Additional paid-in capital	110,499,153	―	―		81,632,500	5(a)	192,131,653
Additional paid-in capital	―	―	―		(4,470)	5(b)	(4,470)
Additional paid-in capital	―	―	―		7,669,565	5(c)	7,669,565
Additional paid-in capital	―	―	―		144,233,500	5(d)	144,233,500
Additional paid-in capital	―	―	―		(13,875,000)	5(f)	(13,875,000)
Additional paid-in capital	―	―	―		(370,494)	5(g)	(370,494)
Retained earnings (accumulated deficit)	751,496	(370,494)	―		370,494	5(g)	751,496
Members' equity	―	―	7,248,323		(7,248,323)	5(l)	―
Accumulated other comprehensive income	2,096,358	―	―		―		2,096,358
Noncontrolling interest	1,005,697	―	―		―		1,005,697
Total stockholders’ equity	195,985,205	5,000,002	7,248,323		130,781,319		339,014,849
Total liabilities and stockholders’ equity	$463,944,453	$115,942,416	$13,349,226		$30,679,065		$623,915,160

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2021

(in dollars, except share amounts)

	Historical	Historical		Historical
	Reservoir Holdings, Inc.		Roth CH Acquisition II Co.	Tommy Boy Music, LLC
	Historical Year Ended March 31, 2021 (A)		Historical Year Ended December 31, 2020 (B)	Historical Year Ended December 31, 2020 (C)		Transaction Accounting Adjustments	Note	Pro Forma Combined Company
Revenues	$81,777,789	$	―	$8,271,649	$	―		$90,049,438
Cost of revenue	32,991,979		―	2,089,190		―		35,081,169
Administration expenses	14,128,604		109,998	1,775,228		345,368	6(a)	16,359,198
Amortization and depreciation	14,986,085		―	728,133		2,541,131	6(d)	18,255,349
Total costs and expenses	62,106,668		109,998	4,592,551		2,886,499		69,695,716
Operating income	19,671,121		(109,998)	3,679,098		(2,886,499)		20,353,722

Interest expense	(8,972,100)		―	(89,706)		89,706	6(f)	(8,972,100)
Gain on fair value of swaps	(910,799)		―	―		―		(910,799)
Loss on foreign exchange	2,988,322		―	―		―		2,988,322
Change in fair value of warrant liabilities	―		(17,875)	―		―		(17,875)
Initial public offering costs allocated to warrant liabilities	―		(478)	―		―		(478)
Interest and other income	13,243		6,613	―		(6,613)	6(b)	13,243
	(6,881,334)		(11,740)	(89,706)		83,093		(6,899,687)
Income before income taxes	12,789,787		(121,738)	3,589,392		(2,803,406)		13,454,035
Income tax benefit (expense)	(2,454,153)		―	(146,897)		(71,593)	6(e)	(2,672,643)
Net income (loss)	$10,335,634		$(121,738)	$3,442,495		$(2,874,999)		$10,781,392
Net income attributable to noncontrolling interests	(46,673)		―	―		―		(46,673)
Net income (loss) attributable to the Company	$10,288,961		$(121,738)	$3,442,495		$(2,874,999)		$10,734,719

Earnings (loss) per share:
Basic	$45.29		$(0.05)					$0.17
Diluted	$45.29		$(0.05)					$0.17
Weighted average common shares outstanding:
Basic	145,560		2,545,512				6(c)	64,069,253
Diluted	227,198		2,545,512				6(c)	64,069,253

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combination, the PIPE Investment and the Tommy Boy Acquisition

RMI, Merger Sub and Reservoir entered into the Merger Agreement, pursuant to which Merger Sub merged with and into Reservoir, with Reservoir surviving as a wholly-owned subsidiary of RMI and the securityholders of Reservoir becoming securityholders of RMI. In connection with the consummation of the Business Combination, “Roth CH Acquisition II, Co.” was renamed “Reservoir Media, Inc.”

Immediately prior to the effective time of the Business Combination (the “Effective Time”), each share of Series A preferred stock, par value $0.00001 per share, of Reservoir (the “Reservoir Preferred Stock”) that was issued and outstanding immediately prior to the Effective Time was automatically converted immediately prior to the Effective Time into a number of shares of common stock, par value $0.00001 per share, of Reservoir (the “Reservoir Common Stock”) at the then-effective conversion rate as calculated pursuant to Reservoir’s second amended and restated certificate of incorporation then in effect (the “Reservoir Preferred Stock Conversion”). All of the shares of the Reservoir Preferred Stock converted into shares of the Reservoir Common Stock pursuant to the Reservoir Preferred Stock Conversion are no longer outstanding and ceased to exist, and each holder of the Reservoir Preferred Stock thereafter ceased to have any rights with respect to such shares of the Reservoir Preferred Stock.

Upon the consummation of the Business Combination, the former stockholders of Reservoir received the RMI Common Stock and, immediately following the consummation of the Business Combination, the former stockholders of Reservoir own approximately 69.8% of RMI. The former stockholders of Reservoir own the majority of the outstanding shares of the RMI Common Stock, on an as-exchanged basis and the owner of the majority of the voting shares of RMI following the consummation of the Business Combination is determined to be the former stockholders of Reservoir.

Subsequent to the consummation of the Business Combination, the board of directors of RMI is comprised of nine members, of which ROCC initially appointed one member, and Reservoir initially appointed eight members.

In connection with the execution of the Merger Agreement, ROCC entered into the subscription agreements with certain accredited investors, pursuant to which such investors have agreed to purchase an aggregate of 15,000,000 shares of the RMI Common Stock in a private placement transaction at a price of $10.00 per share for an aggregate commitment of $150.0 million. The closing of the PIPE Investment took place concurrently with the consummation of the Business Combination.

On June 2, 2021, Reservoir acquired Tommy Boy, the record label and music publishing company, pursuant to the Tommy Boy Purchase Agreement.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (the “Transaction Accounting Adjustments”) and presents the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (the “Management’s Adjustments”). The unaudited pro forma condensed combined financial information presents the Transaction Accounting Adjustments, but does not present the Management’s Adjustments. The Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of RMI following the consummation of the Business Combination, the PIPE Investment and the Tommy Boy Acquisition.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination, the PIPE Investment and the Tommy Boy Acquisition as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 gives pro forma effect to the Business Combination, the PIPE Investment and the Tommy Boy Acquisition as if they had been consummated on April 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information below reflects the 10,295,452 Public Shares that were redeemed in connection with the consummation of the Business Combination, resulting in an aggregate payment of $102.97 million out of the trust account, at a redemption price of approximately $10.00 per Public Share.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	the historical audited consolidated financial statements of Reservoir as of and for the year ended March 31, 2021 and the related notes;

•	the historical audited statement of operations of ROCC for the year ended December 31, 2020 and the related notes; and

•	the historical audited financial statements of Tommy Boy as of and for the year ended December 31, 2020 and the related notes.

The fiscal year ends of each of ROCC and Tommy Boy are December 31, while Reservoir’s fiscal year end is March 31. Therefore, the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 combines the historical statement of operations of Reservoir for the year ended March 31, 2021 and the historical statements of operations of each of ROCC and Tommy Boy for the year ended December 31, 2020. Tommy Boy’s revenue of $2.5 million and net income of $1.0 million for the three months ended March 31, 2021 have been excluded from the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021. ROCC’s net loss of $247,531 for the three months ended March 31, 2021 has been excluded from the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021. ROCC had no revenue for the three months ended March 31, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination, the PIPE Investment and the Tommy Boy Acquisition are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, the PIPE Investment and the Tommy Boy Acquisition based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the PIPE Investment and the Tommy Boy Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of RMI.

3.	Accounting for the Business Combination and the Tommy Boy Acquisition

The Business Combination represents a reverse merger and is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCC is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact, that subsequent to the consummation of the Business Combination, the former stockholders of Reservoir have a majority of the voting power of RMI, Reservoir comprises all of the ongoing operations RMI, Reservoir controls a majority of the governing body of RMI and Reservoir’s senior management comprises all of the senior management of RMI.

Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Reservoir issuing shares for the net assets of ROCC, accompanied by a recapitalization. The net assets of Reservoir are stated at historical cost. No goodwill or other intangible assets are recorded. Operations following the consummation of the Business Combination are those of Reservoir.

The Tommy Boy Acquisition is accounted for as an asset acquisition as a result of the significant concentration of the fair value of gross assets acquired in a recorded music catalog intangible asset. The excess of consideration transferred over the net assets acquired has been allocated to intangible assets. The actual allocation of consideration transferred at the date of acquisition will differ from the allocation assumed in these unaudited pro forma condensed combined financial statements.

4.	Shares of the RMI Common Stock Issued to the Former Stockholders of Reservoir upon Consummation of the Business Combination and the PIPE Investment

Based on 145,560 shares of the Reservoir Common Stock and 82,500 shares of the Reservoir Preferred Stock outstanding immediately prior to the consummation of the Business Combination and the PIPE Investment, assuming the closing occurred on March 31, 2021, and based on the exchange ratio determined in accordance with the terms of the Merger Agreement of 196.06562028646, RMI issued 44,714,705 shares of the RMI Common Stock in connection with the consummation of the Business Combination, determined as follows:

Reservoir Common Stock outstanding prior to the consummation of the Business Combination and the PIPE Investment	145,560

Exchange Ratio	196.06562028646
28,539,294
Reservoir Preferred Stock outstanding prior to the consummation of the Business Combination and the PIPE Investment	82,500

Exchange Ratio	196.06562028646
16,175,411
Shares of RMI Common Stock issued to former stockholders of Reservoir upon consummation of the Business Combination and the PIPE Investment	44,714,705

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

RMI, Reservoir and Tommy Boy have not had any historical relationship prior to the consummation of the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates and assumptions that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(A)	Derived from the audited consolidated balance sheet of Reservoir as of March 31, 2021.
(B)	Derived from the unaudited condensed balance sheet of ROCC as of March 31, 2021.
(C)	Derived from the unaudited condensed balance sheet of Tommy Boy as of March 31, 2021.

Pro Forma Adjustments

a)	To reflect the Reservoir Preferred Stock Conversion immediately prior to the consummation of the Business Combination.

b)	To reflect the exchange of existing Reservoir Common Stock for the RMI Common Stock in accordance with the Merger Agreement.

c)	To reflect the release of cash held in the trust account to Cash and Cash Equivalents, after giving effect to the redemption of 10,295,452 shares of the outstanding ROCC common stock prior to the consummation of the Business Combination.

d)	To reflect the issuance of an aggregate of 15.0 million shares of the RMI Common Stock at $10.00 per share, less approximately $5.8 million of issuance expenses, in the PIPE Investment. The issuance expenses of approximately $5.8 million were accrued and reflected in Additional Paid-In Capital.

e)	To reflect the refinancing of $18.5 million outstanding under the existing term loan of Reservoir Media Management, Inc. by increasing borrowing capacity under a new senior secured credit facility (the “Senior Credit Facility”), which closed concurrently with the consummation of the Business Combination. The Senior Credit Facility was increased by $18.5 million to a limit of approximately $248.8 million. Because the Senior Credit Facility does not have required principal payments, the current portion of loans and secured notes payable is reclassified to the Senior Credit Facility. The change in interest rate is expected to result in an immaterial change to interest expense and is not adjusted in the pro forma statements.

f)	To reflect the payment of RMI’s and Reservoir’s total advisory, legal and other professional fees of approximately $13.9 million that are deemed to be direct and incremental costs of the Business Combination. The payment of approximately $13.9 million was accrued and reflected in Additional Paid-In Capital.

g)	To reclassify the Accumulated Deficit of RMI to Additional Paid-In Capital.

h)	To reflect the cash paid at closing to the sellers of Tommy Boy.

i)	To reflect adjustments to the balance sheet to eliminate assets excluded from the Tommy Boy Acquisition.

j)	To reflect the intangible assets acquired by Reservoir under the Tommy Boy Purchase Agreement.

k)	To reflect repayment of Tommy Boy’s revolving loan upon consummation of the transactions contemplated by the Tommy Boy Purchase Agreement.

l)	To eliminate the members’ equity of Tommy Boy.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended March 31, 2021

RMI, Reservoir and Tommy Boy did not have any historical relationship prior to the consummation of the Business Combination and the Tommy Boy Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of the RMI Common Stock outstanding at the consummation of the Business Combination and the PIPE Investment, assuming the Business Combination and the PIPE Investment occurred on April 1, 2020, the beginning of the earliest period presented.

The pro forma notes and adjustments, based on preliminary estimates and assumptions that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(A)	Derived from the audited consolidated statement of operations of Reservoir for the year ended March 31, 2021.
(B)	Derived from the audited statement of operations of ROCC for the year ended December 31, 2020.
(C)	Derived from the audited statement of operations of Tommy Boy for the year ended December 31, 2020.

Pro Forma Adjustments

a)	To reflect acceleration of stock-based compensation to Reservoir triggered upon consummation of the Business Combination.
b)	To reflect an adjustment to eliminate the interest earned and unrealized gain on marketable securities held in the trust account for the benefit of the redeeming stockholders of ROCC.
c)	As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares of the RMI Common Stock issuable in connection with the Business Combination and the PIPE Investment have been outstanding for the entirety of the periods presented. This calculation is retroactively adjusted to eliminate the shares of the RMI Common Stock actually redeemed for the entire period. Pro forma weighted common shares outstanding—basic and diluted for the year ended March 31, 2021—are calculated as follows:

Year Ended March 31, 2021
Weighted-average common shares outstanding, basic and diluted:
Reservoir Holdings, Inc. weighted average shares outstanding (1)	228,060
Reservoir Holdings, Inc. shares of common stock surrendered and cancelled upon consummation of the Business Combination	(228,060)
Roth CH Acquisition II Co. shares not subject to redemption (2)	3,586,137
Roth CH Acquisition II Co. shares subject to redemption reclassified to equity	768,411
Sale of additional Roth CH Acquisition II Co. shares in connection with the consummation of the Business Combination	15,000,000
Shares issued to Reservoir Holdings, Inc. in connection with the consummation of the Business Combination	44,714,705

Weighted-average common shares outstanding, basic and diluted:	64,069,253
Percent of shares owned by Reservoir Holdings, Inc.	69.8%
Percent of shares owned by Roth CH Acquisition II Co.	30.2%

(1)	Derived from the historical financial statements for the year ended March 31, 2021.

(2)	Derived from the historical balance sheet at March 31, 2021.

d)	To reflect one year of amortization of the intangible assets acquired by Reservoir under the Tommy Boy Purchase Agreement.

e)	To reflect the income tax effect of Tommy Boy being a taxable entity.

f)	To reflect an adjustment to eliminate the interest expense on Tommy Boy’s revolving loan.